Vital Therapies, Inc. Announces Filing of its Form 10-Q for the Quarter Ended March 31, 2019

SAN DIEGO – April 10, 2019—Vital Therapies, Inc. (Nasdaq: VTL) announced that it had filed its quarterly report on Form 10-Q today. The report was filed earlier than usual to facilitate the closing of the Company’s transaction with Immunic AG. As previously announced, the transaction has been approved by the stockholders of the Company and is expected to be consummated by mid-April. In connection with the closing of the transaction, Vital Therapies will change its name to Immunic, Inc. and the Company’s shares are expected to trade on The Nasdaq Stock Market under the symbol “IMUX”.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning or implying that we will be successful in completing our business combination with Immunic AG. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks and uncertainties include, but are not limited to, risks relating to the completion of the transaction, including the ability of the parties to satisfy closing conditions and the ability of Vital Therapies to remain listed on the Nasdaq Global Select Market.
These and other risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. These forward-looking statements speak only as of the date hereof, and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.
Contact:

Vital Therapies, Inc.
Investor Relations
858-673-6840
InvestorRelations@vitaltherapies.com